Exhibit 32

CERTIFICATION PURSUANT TO RULE 13A - 14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report of Spear & Jackson, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William Fletcher, acting Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William Fletcher
------------------------------

William Fletcher
Acting Chief Executive Officer
Chief Financial Officer

September 24, 2004